Exhibit 10.16

Reproduced as Executed

Redacted Version

TRANSFER, EMPLOYMENT AND ROYALTY AGREEMENT

                This TRANSFER, EMPLOYMENT AND ROYALTY AGREEMENT (the “Agreement”) is made as of May 11, 2004 (the “Effective Date”) between Apogee  Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, with its principal office at 129 Morgan Drive Norwood, MA 02062 (“Apogee”), and Glenn Fricano, an individual residing at [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ] (hereafter “Fricano”).

Recitals

                WHEREAS, Fricano is knowledgeable concerning micro-electro-mechanical (:MEMS”) technology, and [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *]  (“[* * *]”);

                WHEREAS, [* * *] is a [* * * * * * * * * * * * * * * * * * * * * * * * * * * * *];

                WHEREAS, [* * * * * * * * * * * * * * * * * * * * *]is a [* * * * * * * * * * * * * * * * * * ] of [* * *],[* * * * * * * * * * * * * * * * * * * * *], among other assets, certain MEMS technology, related documentation, and intellectual property rights, as further defined below (the “MEMS Technology and Documentation”);

                WHEREAS, Fricano [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ] (the “[* * * * * * * * * * * * * * *]”);

                WHEREAS, Fricano is willing, on the terms and conditions set out below, to assign his rights under [* * * * * * * * * * * * * * * * * * * * * * *] to Apogee, and to collect further materials concerning the MEMS Technology and Documentation, perform due diligence, and obtain further evidence concerning interests in the MEMS Technology and Documentation; and

                WHEREAS, Apogee wishes to receive such assignment from Fricano, and to have Fricano collect such further materials and perform such due diligence, and perform services for Apogee, on the terms set out below:

                NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties agree as follows:

Agreement

1.             Definitions.  Capitalized terms shall have the following meanings:

                                                “Confidential Information” shall have the meaning provided in Section 10 (Confidential Information).

                                                “Employment Agreement” shall have the meaning set out in Section 4 (Employee Commitment).

                                                “Further Deliverables” shall have the meaning set out in Section 5.1 (Further Deliverables).

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                “Initial Deliverables” shall have the meaning set out in Section 5 (Delivery; Continuing Obligations).

                                                “IP Rights” shall mean patent rights, copyrights, trademarks, rights in mask works, trade secrets rights, and any other rights to exclude, existing from time to time in a jurisdiction under patent law, copyright law, trademark law, unfair competition law, moral rights law, trade-secret law, semiconductor chip protection law, or other similar law.

                                                “Knowledge” shall mean the actual knowledge of the indicated Party without any investigation or due diligence on the part of such person or persons.

                                                “License Revenues” shall mean all of the royalties paid to Apogee for licensing or similar exploitation, regardless of the form thereof, of the MEMS Technology and Documentation (as defined below).

                                                “MEMS Division” shall mean the division Apogee is establishing to design, develop, manufacture and sell MEMS Products.

                                                “MEMS Product” shall mean any (a) device or intellectual property that cn be sold or licensed that relies for its content, design, functionality or manufacturing process in any material respect on the MEMS Technology and Documentation and (b) any product derived from the MEMS Technology and Documentation.

                                                “MEMS Technology and Documentation” shall mean (a) the materials, techniques, processes, and information described in Exhibit A, including all associated IP Rights and (b) all technology developed by the MEMS Division or otherwise by Apogee using the services of Fricano and others and based on or originating from the rights being transferred pursuant to Section 3 hereof (Transfer of Rights).

                                                “Party” or “Parties” shall mean Apogee, Fricano, or both Apogee and Fricano, as the context permits.

                                                “Release of Rights Agreement” shall have the meaning set out in the Preamble.

                                                “Royalty Start Date” shall mean the first date on which Apogee sells a MEMS Product.

                                                “Term” shall have the meaning set forth in Section 13 hereof (Term).

2.                                      Fricano Acquisition of Rights.  Fricano acquired his right, title, and interest in and to the MEMS Technology and Documentation and all associated IP Rights solely through the Release of Rights Agreement.

3.                                      Transfer of Rights.  In consideration of Apogee’s obligations under this Agreement, Fricano hereby assigns to Apogee all of his interest in the [* * * * * * * * * * * * * * ], and represents that he has made no other assignment of such rights nor encumbered the same.

4.                                      Employment Commitment.  Apogee agrees to employ Fricano, and Fricano agrees to accept and carry out such employment on a full-time basis for a period of no less than one year, commencing on the Effective Date, in accordance with the Confidentiality, Non-Disclosure and

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

Non-Solicitation Agreements, a copy of which is annexed hereto as Exhibit B, and incorporated herein by such reference as if fully set forth herein, and the provisions of Section 6 hereof.  Fricano’s compensation shall be as separately agreed to by Fricano and Apogee.

5.                                      Delivery; Continuing Obligations.  Within two (2) business days of the Effective Date Fricano shall deliver to Apogee all media in his possession as of the Effective Date embodying the MEMS Technology and Documentation (the “Initial Deliverables”).

5.1                               Further Deliverables.  After delivery of the Initial Deliverables and in consideration of Apogee’s obligations under Section 6 (Compensation), Fricano shall during the Term of this Agreement, shall use reasonable business efforts, at the expense of Apogee, to collect and compile media embodying the MEMS Technology and Documentation, it being understood that such media, due to [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *].  Upon obtaining possession of any media embodying the MEMS Technology and Documentation, Fricano shall promptly deliver such media to Apogee (“Further Deliverables”) and such Further Deliverables shall be deemed transferred in accordance with Section 3 (Transfer of Rights).

5.2                               Costs.  Actual out-of-pocket costs associated with the collection of media and delivery of Further Deliverables under Section 5.1 (Further Deliverables) shall be handled in accordance with the Employment Agreement.  After expiration or termination of the Employment Agreement (if applicable), Apogee will reimburse Fricano for his actual out-of-pocket costs, upon submission of supporting invoices and provided Fricano obtains written pre-approval for costs in excess of [* * * * * * * * *].

5.3                               Technical Assistance.  Fricano shall provide Apogee with such services and consultation as is reasonably necessary to allow Apogee to test and evaluate the MEMS Technology and Documentation.  If Fricano is not employed at Apogee, such consulting services shall be at such rates and for such periods as may be agreed to by Fricano and Apogee.

6.                                      Compensation.  In consideration of (i) the assignment by Fricano to Apogee under Section 2 (Transfer of Rights), and (ii) Fricano’s obligations under Section 4 (Employee Commitment), Apogee agrees as follows:

6.1                               Transfer Compensation.  Apogee shall pay to Fricano the sum of [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

6.2                               MEMS Product Royalties.  Within forty-five (45) days of the end of each calendar quarter, Apogee shall make a payment (the “Royalty Payment”) of Royalties (as defined below) on MEMS Products calculated as set forth below:

6.2.1                     Definition of Net Sales Revenue.  The term “Net Sales Revenue” [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

6.2.2                     Royalties.  (a) [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

                                                (b)  [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *].

6.3                               Division of Royalty Payments.  Royalty Payments shall be allocated as follows:

6.3.1                     The [* * * * ] Royalty.  [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *}.

6.3.2                     The [* * * * ] Royalty.  [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *].

6.4                               Royalty Report.  Simultaneous with the payment of the Royalty, Apogee shall submit to Fricano a royalty report setting forth [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

6.5                               Method of Payment; Overdue Payments.  Royalty Payments shall be made in U.S. dollars by wire transfer or by other reasonable payments means.  [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

6.6                               Apogee Commercialization Obligations.  Fricano is entering into this Agreement with the understanding of both Fricano and Apogee that a typical cycle time to bring a MEMS Product to market [* * * * * * * * * * * * * * * * * * * * *].  This means development needs to begin as soon as possible after the Effective Date and should be reasonably close to commercialization [* * * * * * * * * * * * * * * * * * * * ].  In any event, Apogee intends to take commercially reasonable steps to design, develop, manufacture and sell MEMS Products, and Apogee commits to do so, provided, however, that its failure to do so [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ] and releases him from any obligations to Apogee which would interfere with the exercise by him or others [* * * * * * * * * * *].

7.                                      Fricano Representations and Warranties.  Fricano represents and warrants that:

7.1                               Right to Assign.  As of the Effective Date, Fricano, to his knowledge, has the right to take the action described in Section 3 hereof (Transfer of Rights).

7.2                               Non-Infringement.  As of the Effective Date, Fricano, to his Knowledge, knows of no infringement or threatened infringement of third party IP Rights by the MEMS Technology and Documentation, other than the matters set out on Exhibit C, based solely on writings received by Fricano or statements made to Fricano which he actually believes to be authoritative.

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

7.3                               No Claims.  As of the Effective Date, to Fricano’s Knowledge, no claim has been made and is continuing or threatened that the use of any IP Right concerning the MEMS Technology and Documentation is invalid or unenforceable or that the use of any such IP Right does or may violate the rights of any third party, other than the claims set out on Exhibit C, based solely on writings received by Fricano or statements made to Fricano which he actually believes to be authoritative.

7.4                               Disclaimer of Other Warranties.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7 (Fricano Representations and Warranties), FRICANO MAKES NO OTHER WARRANTIES (AND EXPRESSLY DISCLAIMS ANY AND ALL SUCH WARRANTIES), WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  APART FROM THE WARRANTIES SET FORTH IN THIS SECTION 7, THE MEMS TECHNOLOGY AND DOCUMENTS IS PROVIDED “AS IS.”

7.5                               Remedy for Material Breach of Warranty.  In the event of a material breach of the representations and warranties set out in this Section, Apogee’s sole remedy shall be recovery of not more than twenty five percent (25%) of the Transfer Compensation paid to Fricano under Section 6.1 (Transfer Compensation).

8.                                      Conditional [* * * * * * * * * * * * * * *].  In the event that Apogee fails to perform the Apogee Commercialization Obligations, Apogee shall, upon notice of such failure which is not remedied within sixty (60) days thereafter, [* * * * * * * * * * * * * * * * * * * * * * *] (with the right to grant [* * * * * * * * * * ])[* * * * * * * * * * * * * * * * * * * * * * * * * * *].  Such [* * * * * * * * * * * * * * * * ] shall [* * * * * * * * * * * * * * *] on the same terms and conditions as set out in this Agreement, and shall contain such other provisions [* * * * * * * * * * * * * * ].  In connection therewith, Apogee shall make disclosure to Fricano of any part of the then MEMS Technology and Documentation.

9.                                      Audit Right.  Apogee shall keep separate, auditable, books and records pertaining to the sale, distribution, and pricing of MEMS Products.  Fricano shall be entitled to examine such books and records, through a licensed public accountant chosen by him, who shall not disclose the records to him, but shall provide him with their conclusions (the “Auditors”).  The Auditors shall be required to signed an appropriate non-disclosure agreement, and shall perform their task at times agreed in advance between the Parties during normal business hours, and not more frequently than once per calendar year during the time Apogee is required to make royalty payments to Fricano, and for one year thereafter.  Any audit shall be at Fricano’s expense, unless such audit demonstrates that Apogee’s [* * * * * * * * ] calculation was incorrect by more than ten (10) percent in Apogee’s favor, in which case Apogee shall reimburse Fricano the reasonable costs of the audit.

10.                               Confidential Information.  The following terms and conditions govern use and protection of confidential information that one Party (the “Disclosing Party”) provides or discloses to the other Party (the “Receiving Party”) pursuant to this Agreement:

10.1                        Definition of Confidential Information.  The term “Confidential Information” shall mean (a) the MEMS Technology and Documentation; (b) non-public information and materials (in any medium), including but not limited to any software, semiconductor chip design, design documentation, business, financial or strategic plans or information of the

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

Disclosing Party; (c) information subject to an obligation of confidence to a third party; and (d) any information marked confidential, restricted or proprietary by a Party or by any other person to whom such party has an obligation of confidence; provided, however, that the failure of either Party to so mark any material shall not relieve the Receiving Party of the obligation to maintain the confidentiality of any unlegended material which the Receiving Party knows or should know contained Confidential Information. The financial terms of this Agreement shall be Confidential Information of both Parties.

10.2                        Limitations on Use and Disclosure.  The Receiving Party shall not use Confidential Information of the Disclosing Party except for purposes of this Agreement.  The Receiving Party shall not disclose Confidential Information received from the Disclosing Party; provided that the Receiving Party may disclose such information to its employees if such personnel have a legitimate need to know such information and are bound in writing by confidentiality obligations not materially less restrictive than those set forth in this Agreement.

10.3                        Standard of Care.  The Receiving Party will use the same degree of care and discretion (but in any event no less than a reasonable degree of care and discretion) to avoid unauthorized disclosure or use of Confidential Information received from the Disclosing Party as the Receiving Party uses to protect its own information of a similar nature from unauthorized disclosure or use.

10.4                        Exclusions.  Without granting any right or license, the Parties agree that no obligation of nondisclosure or nonuse under this Agreement will apply to any information (with the burden of proof upon the Receiving Party) (i) that the Receiving Party already rightfully possesses at the time of the disclosure by the Disclosing Party or rightfully receives from a third party, (ii) that the Receiving Party develops independently and without reference to any Confidential Information of the Disclosing Party, or (iii) that is or becomes available to the public other than by breach of this Agreement.  The Receiving Party may disclose Confidential Information received from the Disclosing Party to the extent that the Receiving Party is required by any judicial or government authority to disclose such information, provided the Receiving Party gives the Disclosing Party prompt notice of such requirements and reasonably cooperates with the Disclosing Party in attempting to limit such required disclosure.

10.5                        Return of Confidential Information.  Upon termination or expiration of this Agreement the Receiving Party will promptly return all documents and materials containing Confidential Information that were provided to it by Disclosing Party or will certify to the destruction of such materials.

11.                               Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR OTHER ECONOMIC LOSS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR A BREACH OF SECTION 10 (Confidential Information).

12.                               No Implied Licenses.  Any license concerning the [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ] under this Agreement must be expressly

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

provided herein, and there shall be no licenses implied pursuant to this Agreement, based on any course of conduct or other construction or interpretation thereof.

13.                               Term.  The term (“Term”) of this Agreement shall commence on the Effective Date and shall continue in force until all of the provisions hereof have been performed as set forth herein, unless sooner terminated in accordance with Section 14 (Termination).

14.                               Termination.  Without prejudice to other remedies, a Party may terminate this Agreement on the occurrence of one or more of the following:

14.1                        Material Breach.  In the event that either of the Parties is in material breach of any obligation under this Agreement, the non-breaching Party may terminate this Agreement upon (i) providing the other Party with written notice of the breach (a “Notice of Breach”) and (ii) providing thereafter a ninety (90) day opportunity to cure beginning on the date of receipt by the alleged breaching Party of the Notice of Breach.

14.2                        Insolvency.  In the event a Party shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it, the other Party shall have the right to terminate this entire Agreement immediately upon providing written notice of such termination.

14.3                        Survival.  The rights and obligations of the Parties under the following Sections shall survive the termination or expiration of this Agreement:  Section 2 (Transfer of Rights); Section 7 (Fricano Representations and Warranties); Section 9 (Audit Right) (for the period specified in such section); Section 10 (Confidential Information);; Section 11 Limitation of Liability); and Section 15 (General).

15.                               General

15.1                        No Agency.  Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the Parties.

15.2                        Press Releases.  Upon obtaining the consent of the other Party (which consent shall not be unreasonably withheld or delayed), either Party shall be entitled to issue press releases concerning this Agreement.

15.3                        Governing Law.  This Agreement shall be governed in all respects by the laws of Commonwealth of Massachusetts without regard to its conflicts of law principles.

15.4                        Forum.  In the event of a dispute hereunder, the same shall be submitted to binding arbitration under the rules of the American Arbitration Association in the city of Boston, State of Massachusetts or the City of New York, State of New York.  The Party prevailing shall be entitled to recover reasonable legal fees and expenses from the Party not prevailing.

15.5                        Notices.  In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication will be given in writing by personal delivery or national overnight delivery service, addressed to the respective Party at the addresses indicated above.  All such notices or other communications will be deemed to

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

have been given and received (i) upon receipt if personally delivered or sent by registered mail; or (ii) when delivery is confirmed if sent by overnight delivery service

15.6                        Force Majeure.  Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, acts of terrorism, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such Party.

15.7                        Waiver.  The failure of either Party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

15.8                        Severability.  In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

15.9                        Assignment.  Neither this Agreement nor any rights or obligations of either Party shall be assigned without the prior written approval of the other Party except as follows:  (a) Apogee shall assign its rights and obligations hereunder to any entity that acquires its business and assets, or such portion thereof as is relevant to the subject matter of this Agreement; and (b) Fricano may assign any right to any payment to him hereunder.

15.10                 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

15.11                 Entire Agreement.  This Agreement together with the exhibits hereto completely and exclusively states the agreement of the Parties regarding its subject matter and supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter.  This Agreement shall not be modified except by a subsequently dated written amendment signed on behalf of each of the parties.

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.

                IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Royalty Agreement to be executed by their duly authorized representatives.

Fricano:

	/s/	G. Fricano
Date:		May 11, 2004

Apogee Technology,

By:	/s/
Title:		Chief Operating Officer
Date:		May 11, 2004

Portions of this Exhibit have been redacted, as indicated by * * * * * * *; these portions have been provided to the Securities and Exchange Commission pursuant to a request for confidential treatment.